Randgold

Randgold & Exploration Company Limited ("Randgold & Exploration" or "the Group")
Reg no 1992/005642/06   Share code RNG
ISIN number ZAE000008819   Nasdaq trading symbol RANGY

No change announcement pertaining to the provisional reviewed and audited results for the year ended 31 December 2003 and notice of annual general meeting

DISTRIBUTION OF ANNUAL FINANCIAL STATEMENTS
Further to the publication on 31 March 2004 of the Group's provisional reviewed results for the year ended 31 December 2003, Randgold & Exploration advises its shareowners that its 2003 annual report, which incorporates the annual financial statements for the said period, is today being dispatched to shareowners.

NON-PUBLICATION OF ABRIDGED REPORT
As there have not been any changes to the previously published provisional reviewed results, the Group is not required to publish an abridged report as contemplated in paragraph 3.21 of the JSE's Listings Requirements.

The published provisional reviewed results and the audited annual financial statements having been audited by Randgold & Exploration's independent auditors,
PricewaterhouseCoopers Inc, whose audit report is available for inspection at
Randgold & Exploration's registered office, 28 Harrison Street, Johannesburg,
2001.

NOTICE OF ANNUAL GENERAL MEETING
Shareowners are advised that the annual general meeting of Randgold &
Exploration's members will be held in the Auditorium, Ground Floor, 28 Harrison
Street, Johannesburg, South Africa on Thursday, 24 June 2004, at 10:00, to
transact the business set out in the notice of meeting which is contained in the
Group's 2003 annual report. Accordingly, shareowners are advised to make the necessary arrangements to attend or be represented thereat, and where required, to furnish voting instructions to their CSDPs or brokers in the time stipulated in the notice to members.

Members who are unable to attend the annual general meeting are reminded that forms of proxy, which are contained in the Group's 2003 annual report, are required to be lodged at the offices of the transfer secretaries, Computershare
Limited, 70 Marshall Street, Johannesburg, South Africa, by no later than 48 hours before the appointed time of the annual general meeting.

Johannesburg
11 May 2004
Sponsor
HSBC